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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We hereby consent to the incorporation by reference in the Registration Statement of Digital Angel Corporation and subsidiaries (the "Company") on Form S-8 of our report dated March 27, 2003, relating to our audit of the consolidated financial statements and financial statement schedule of the Company as of and for the year ended December 31, 2002 which report is included in the Annual Report on Form 10-K.

Eisner LLP
Florham Park, New Jersey
September 9, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT